UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           March 26, 2004
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                           Date of Report
                  (Date of Earliest Event Reported)

                       WESTON TECHNOLOGIES CORP.
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          (Exact Name of Registrant as Specified in its Charter)

                             DELAWARE
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             (State or Other Jurisdiction of Incorporation)

             000-49856                      75-3022004
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     (Commission File Number)      (IRS Employer Identification No.)

           80 Wall Street, Suite 818, New York, NY 10005
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      (Address of Principal Executive Offices, including ZIP Code)

                            (212) 809-1200
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Registrant's Telephone Number, including Area Code

                            Not Applicable
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      (Former Name or Former Address, if Changed Since Last Report)




Item 4.   Changes in Registrant's Certifying Accountants

On March 24, 2004, Weston dismissed Stan J. H. Lee, CPA, a member firm of DMHD Hamilton Clark & Co. as its independent public accountants because Stan J. H. Lee, CPA has not registered with the Public Accounting Oversight Board ("PAOB") as required by the Sarbares-Oxley Act of 2002 (the "Act"). Pursuant to the Act, accounting firms that are not registered with PAOB are prohibited from preparing or issuing audit reports on U.S. public companies and from participating in such audits.

On March 24, 2004, Weston engaged Livingston, Wachtell & Co., LLP, CPA's, as its independent public accountants. Following this engagement, Livingston, Wachtell & Co., began to audit Weston's financial statements for the year ended December 31, 2003. The decision to dismiss Stan J.H. Lee, CPA and appoint Livingston, Wachtell & Co., LLP, CPA's was approved by the whole board of directors of Weston.

Stan J.H. Lee, CPA served as Weston's independent public accountants for the period from March 8, 2002 (inception) to March 24, 2004, during which Stan J.H. Lee, CPA issued a report for the period from March 8, 2002 (date of inception) to December 31, 2002.

During the period from March 8, 2002, to Stan J.H. Lee, CPA's dismissal on March 24, 2004, there were no disagreements between Weston and Stan J.H. Lee, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Stan J.H. Lee, CPA would have caused Stan J.H. Lee, CPA to make reference to the matter of the disagreement(s) in connection with its reports. In addition, during the period from March 8, 2002 to March 24, 2004, the date of Stan J.H. Lee, CPA's dismissal, there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

At no time prior to March 24, 2004, did Weston (or anyone on behalf of us) consult with Livingston, Wachtell & Co., LLP, CPA's on matters regarding
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or (ii) any matter that was the subject of a disagreement with Stan J.H. Lee, CPA or a reportable event, as defined in Item 304(a)(2) of Regulation S-B.

Weston has provided Stan J.H. Lee, CPA, its former accountants, with a copy of a Current Report on Form 8-K prior to Weston's filing with the SEC. Weston requested that Stan J.H. Lee, CPA furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. Weston will file such letter received from Stan J.H. Lee, CPA in response to this filing within two days of receipt of such letter.

Item 5.  Other Events and Regulation FD Disclosure

On March 23, 2004, the Board of Directors of the Registrant appointed Mr. Li Kim Hung, Isaacs to replace Ms. Jacinta Sit as Chief Financial Officer (chief accounting officer), effective March 23, 2004.

Mr. Li Kim Hung, Isaacs, aged 47, has been appointed as the company secretary and financial controller of Hong Kong listed company -Golden Dragon Group (Holdings) Limited since 2000, responsible for the Group's financial planning and monitoring. Golden Dragon, through its subsidiaries, principally engages in the business of production and sales of health and pharmaceutical products in China. On 1 March 2004, Mr. Li was further appointed as Executive Director of Golden Dragon Group. He is a member of the Association of Chartered Certified Accountants, the Hong Kong Society of Accountants, the Hong Kong Institute of Company Secretaries and the Associate of the Institute of Chartered Secretaries and Administrators. Mr. Li has worked as the financial controller for various International companies in Hong Kong for more than 15 years.



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



WESTON TECHNOLOGIES CORP.



By: /s/ Yin Sen Wong
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Yin Sen Wong, Chief Executive Officer

Date:  March 26, 2004